SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Lehman Brothers Holdings Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                   (State of incorporation or organization)

                                  13-3216325
                       (IRS Employer Identification No.)

                              745 Seventh Avenue
                           New York, New York 10019
         (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                         Name of each exchange on which
to be so registered:                        each class is to be registered:
--------------------                        -------------------------------

Medium-Term Notes, Series G, RANGERS(SM),     The American Stock Exchange LLC
10.85% Risk AdjustiNG Equity Range
Securities(SM) Due April 14, 2005,
Performance
Linked to Nokia Corporation (NOK) American
Depositary Shares
If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ ]
Securities Act registration statement file number to which this form relates:

                                   333-60474
Securities to be Registered Pursuant to Section 12(g) of the Act:

                                     None

Item 1.     Description of Registrant's Securities to be Registered.
-------     --------------------------------------------------------

The Registrant hereby incorporates by reference (i) the information set forth on the cover page and the description set forth under the caption "Index Stock" on pages PS-3 to PS-5 of the Pricing Supplement dated April 6, 2004,
(ii) the descriptions set forth under the captions "Description of the Notes" and "Index Stock Information," on pages SS-10 to SS-18 and pages 8 to 16 of the accompanying Prospectus Supplement dated January 30, 2004, and (iii) the description set forth under the caption "Description of Debt Securities," on page 8 to 16 of the accompanying Prospectus dated June 14, 2001, each as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933.


Item 2.     Exhibits.
-------     ---------

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to
            Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16,
            1987)

1.02 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)

1.03 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988)

1.04 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992)

1.05 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992)

1.06 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

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


1.07 Fifth Supplemental Indenture dated as of October 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)

1.08 Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997)

1.09 Form of Calculation Agency Agreement between the Registrant and Lehman Brothers Inc., as calculation agent, relating to the Registrant's Medium-Term Notes, Series G, RANGERS(SM), Risk AdjustiNG Equity Range Securities(SM), Performance Linked to the Value of a Common Stock (incorporated by reference to Exhibit
            1.10 to Form 8-A/A, filed with the Commission on March 9, 2004)

1.10 Global Security representing the Registrant's Medium-Term Notes, Series G, RANGERS(SM), 10.85% Risk AdjustiNG Equity Range Securities(SM) Due April 14, 2005, Performance Linked to Nokia Corporation (NOK) American Depositary Shares (filed herewith)


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


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Lehman Brothers Holdings Inc.



                                       By:      /s/ Karen Corrigan
                                           ------------------------------------
                                                Karen Corrigan
                                                Vice President


Date:  April 12, 2004


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


                                 EXHIBIT INDEX


Exhibit No.   Exhibit
-----------   -------

1.10 Global Security representing the Registrant's Medium-Term Notes, Series G, RANGERS(SM), 10.85% Risk AdjustiNG Equity Range Securities(SM) Due April 14, 2005, Performance Linked to Nokia Corporation (NOK) American Depositary Shares





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